EXHIBIT A

As of October 22, 2025

Roundhill Bitcoin Covered Call Strategy ETF

Roundhill S&P 500 0DTE Covered Call Strategy ETF

Roundhill Innovation-100 0DTE Covered Call Strategy ETF

Roundhill Daily 2X Long Magnificent Seven ETF

Roundhill GLP-1 & Weight Loss ETF

Roundhill S&P 500 Target 10 Managed Distribution ETF

Roundhill S&P 500 Target 20 Managed Distribution ETF

Roundhill Ether Covered Call Strategy ETF

Roundhill Russell 2000 0DTE Covered Call Strategy ETF

Roundhill China Dragons ETF

Roundhill Daily 2X Long China Dragons ETF

Roundhill Uranium ETF

Roundhill AAPL WeeklyPay™ ETF

Roundhill AMD WeeklyPay™ ETF

Roundhill AMZN WeeklyPay™ ETF

Roundhill COIN WeeklyPay™ ETF

Roundhill GOOGL WeeklyPay™ ETF

Roundhill META WeeklyPay™ ETF

Roundhill MSFT WeeklyPay™ ETF

Roundhill PLTR WeeklyPay™ ETF

Roundhill NVDA WeeklyPay™ ETF

Roundhill TSLA WeeklyPay™ ETF

Roundhill Weekly T-Bill ETF

Roundhill Magnificent Seven Covered Call Strategy ETF

Roundhill ABNB WeeklyPay™ ETF

Roundhill ARM WeeklyPay™ ETF

Roundhill ASML WeeklyPay™ ETF

Roundhill AVGO WeeklyPay™ ETF

Roundhill BABA WeeklyPay™ ETF

Roundhill BRKB WeeklyPay™ ETF

Roundhill COST WeeklyPay™ ETF

Roundhill CRWD WeeklyPay™ ETF

Roundhill DKNG WeeklyPay™ ETF

Roundhill HOOD WeeklyPay™ ETF

Roundhill LMT WeeklyPay™ ETF

Roundhill MSTR WeeklyPay™ ETF

Roundhill NFLX WeeklyPay™ ETF

A-1

Roundhill RDDT WeeklyPay™ ETF

Roundhill SHOP WeeklyPay™ ETF

Roundhill SPOT WeeklyPay™ ETF

Roundhill TSM WeeklyPay™ ETF

Roundhill UBER WeeklyPay™ ETF

Roundhill XOM WeeklyPay™ ETF

Roundhill S&P 500 No Dividend Target ETF

Roundhill Humanoid Robotics ETF

Roundhill WeeklyPay™ Universe ETF

Roundhill Meme Stock ETF

Roundhill Inverse Dow 30 WeeklyPay™ ETF

Roundhill Inverse Russell 2000 WeeklyPay™ ETF

Roundhill Inverse Innovation-100 WeeklyPay™ ETF

Roundhill Inverse S&P 500® WeeklyPay™ ETF